SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-TRANSPRO, INC.

          GABELLI FUNDS, INC.
               THE GABELLI CAPITAL ASSET FUND
                                 5/04/98            2,000             8.3125
          GAMCO INVESTORS, INC.
                                 4/30/98            3,500             8.1429
                                 4/29/98            5,000             8.1250
                                 3/10/98            1,900             7.5921
                                 3/06/98              100             7.6250
                                 3/05/98              300             7.6250
                                 3/04/98            2,600             7.6250
                                 3/30/98            1,500             7.7292
                                 3/18/98            4,300             7.8750
                                 3/17/98              400             7.7500
                                 3/16/98              300             7.7500
                                 3/09/98           10,000             7.5000



















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.